Wendy’s/Arby’s Group, Inc. Announces Amendment of

Arby’s Restaurant Group, Inc. Credit Agreement; Wendy’s Added as Co-Borrower

ATLANTA, March 12, 2009 – Wendy’s/Arby’s Group, Inc. (NYSE: WEN), the parent company of Wendy’s International, Inc. (“Wendy’s”) and Arby’s Restaurant Group, Inc. (“Arby’s”), announced today that it has completed the amendment of Arby’s senior secured credit facility. The amended credit agreement adds Wendy’s as a co-borrower.

The amended credit agreement includes a senior secured term loan, due in July 2012, under which $393 million is outstanding, and a $100 million senior secured revolving credit facility expiring in July 2011.

This amended credit facility utilizes the combined financial results of Arby’s and Wendy’s and a more moderately leveraged balance sheet to provide significant cushion against financial covenants.

Roland Smith, President and Chief Executive Officer of Wendy’s/Arby’s Group, said, “We are extremely pleased to complete this amendment with our lenders. The amendment enhances our overall financial flexibility and our ability to manage and utilize cash. It also marks another step in building a stronger, more efficient organization. We have two great brands, a moderately leveraged balance sheet and strong cash flow generating capabilities to create value for our stockholders.”

About Wendy's/Arby's Group, Inc.

Wendy’s/Arby’s Group, Inc., which is the third largest quick-service restaurant company in the U.S., includes Wendy’s International, Inc., the franchisor of the Wendy’s restaurant system, and Arby’s Restaurant Group, Inc., the franchisor of the Arby’s restaurant system. The combined restaurant systems include more than 10,000 restaurants in the 50 U.S. states and 24 countries and U.S. territories worldwide. To learn more about Wendy’s/Arby’s Group, please visit the Company's web site at www.wendysarbys.com.

Forward-Looking Statements

This press release contains certain statements that are not historical facts, including, importantly, information concerning possible or assumed future results of operations of Wendy’s/Arby’s Group, Inc. and its subsidiaries (collectively Wendy’s/Arby’s Group or the Company). Those statements, as well as statements preceded by, followed by, or that include the words “may,” “believes,” “plans,” “expects,” “anticipates,” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the Reform Act).  All statements that address future operating, financial or business performance; strategies or expectations; future synergies, efficiencies or overhead savings; anticipated costs or charges; future capitalization; future domestic or international business development; future daypart expansion; and anticipated financial impacts of recent or pending transactions are forward-looking statements within the meaning of the Reform Act.  The forward-looking statements are based on our expectations at the time such statements are made, speak only as of the dates they are made and are susceptible to a number of risks, uncertainties and other factors.  Our actual results, performance and achievements may differ materially from any future results, performance or achievements expressed or implied by our forward-looking statements.  For all of our forward-looking statements, we claim the protection of the safe harbor for forward-looking statements contained in the Reform Act. Many important factors could affect our future results and could cause those results to differ materially from those expressed in, or implied by our forward-looking statements.  Such factors, all of which are difficult or impossible to predict accurately, and many of which are beyond our control, include, but are not limited to: (1) changes in the quick service restaurant industry, such as consumer trends toward value-oriented products and promotions or toward consuming fewer meals away from home; (2) prevailing economic, market and business conditions affecting the Company, including competition from other food service providers, increasing unemployment and decreasing consumer spending; (3) current instability and illiquidity of banking markets, including the possibility for bank failures among our current lending groups; (4) the ability to successfully integrate acquired businesses and to achieve related synergies, cost reductions and operational improvements; (5) cost and availability of capital; (6) increasing costs associated with food, supplies, energy, fuel, distribution or labor; (7) the financial condition of our franchisees; (8) conditions beyond the Company’s control such as weather, natural disasters, disease outbreaks, epidemics or pandemics impacting the Company’s customers or food supplies or acts of war or terrorism; (9) the availability of suitable locations and terms for the development of new restaurants; (10) adoption of new, or changes in, laws, regulations or accounting policies and practices; (11) changes in debt, equity and securities markets; (12) changes in the interest rate environment; and (13) other factors discussed from time to time in the Company’s news releases, public statements and/or filings with the SEC, including those identified in the “Risk Factors” sections of our Annual and Quarterly Reports on Forms 10-K and 10-Q.

All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We assume no obligation to update any forward-looking statements as a result of new information, future events or developments, except as required by federal securities laws.  In addition, it is our policy generally not to make any specific projections as to future earnings, and we do not endorse any projections regarding future performance that may be made by third parties.

For Media and Investor contact:

John Barker at 614-764-3044 or john.barker@wendysarbys.com

Kay Sharpton at 678-514-5292 or kay.sharpton@wendysarbys.com

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